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                                                                    EXHIBIT 10.3


                               ERIC ARTHUR O'BRIEN

                                     - AND -

                                COPY DATA LIMITED






                                COUNTERPART LEASE

                                 - RELATING TO -

                             UNIT R17, RALEIGH COURT
                                  PRIESTLY WAY
                                     CRAWLEY
                                   WEST SUSSEX










                                   LUCAS & CO
                                  48 Heath Road
                                   Twickenham
                                Middlesex TW1 4BY

                      Tel: 0181 892 8045 Fax: 0181 892 5777
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CONTENTS

1.       Definitions
2.       Letting
3.       Rent
4.       Rent Review
4.1      Definitions
4.2      Review
4.3      Arrangements pending revised rent
4.4      Rent increase prevented
5.       Repair cleaning and decoration
6.       Alterations
7.       Use
8.       Planning
9.       Alienation
10.      Tenant's other covenants
10.1     Outgoings
10.2     Supplies
10.3     VAT
10.4     Access of Landlord and notice to repair
10.5     Aerials signs and advertisements
10.6     Statutes notices and orders
10.7     Equipment
10.8     Defective premises
10.9     Encroachments
10.10    Evidence of compliance
10.11    Indemnity
10.12    Keyholders
10.13    Interest
10.14    Landlord's costs
10.15    Sale of reversion
10.16    Re-letting
10.17    Yield up
10.18    Consent to Landlord's release
11.      Landlord's covenants
11.1     Quiet enjoyment
11.2     Exercising rights
12.      Insurance
12.1     Landlord's covenants
12.2     Tenant's covenants
12.3     Suspension of Rent
12.4     Reinstatement
12.5     Termination
13.      Forfeiture
14.      Miscellaneous
14.1     Representations
14.2     Exclusion of use warranty
14.3     Disputes with adjoining owners
14.4     Covenants relating to Adjoining Premises
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14.5     Effect of waiver
14.6     Rights and easements
14.7     Extension of Term
14.8     Perpetuity Period
14.9     Compensation
14.10    Tenant's possessions
14.11    Landlord's surveyor
15.      Notices
16.      Interpretation

Schedule 1  Authorised Guarantee Agreement


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LEASE

DATE:             The     day of    1997

(1) Eric Arthur O'Brien of Flint Cottage Pease Pottage Hill Crawley West Sussex RH11 9BD (the "Landlord")

and

(2) Copy Data Limited (Company Number 3106266) whose registered office is at The Arena Raleigh Court Priestly Way Crawley West Sussex (the "Tenant") RH1O 2PD

1.       DEFINITIONS

         In this Lease:

         1.1 "Property" means Unit Ri 7 Raleigh Court Priestly Way Crawley West Sussex shown for the purposes of identification only edged red on the Plan including:

                  - any building or other structure that is now on the Property or that is erected there

                  -        during the Term ("Building")

                  -        the fences and walls that surround the Property

                  - the Plant and fittings installed there by the Landlord

                  -        all Conducting Media on the Property

                  -        all additions and improvements

                  - all fixtures (whether or not fixed at the beginning of the Term) except any installed by the Tenant that can be removed without defacing the Property

         1.2 "Term" means the period of2i years beginning on the 1st day of May 1997

         1.3      "Initial Rent" means L12000.00 per year

         1.4      "Rent Commencement Date" means the 1st day of May 1997

         1.5      "Insurance Commencement Date" means the l~ day of May 1997

         1.6 "Review Dates" means the 1st day of May in the years 2000, 2003, 2006, 2009, 2012 and 2015

         1.7 "Exterior Decorating Years" means 2000, 2003, 2006, 2009, 2 12 and 2015

         1.8      "Interior Decorating Years" means 2003, 2008 and 2013

         1.9      "Permitted Use" means use for the sale and repair of office equipment
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         1.10     Other definitions and interpretation provisions are set out in clause 16


2.       LETTING RIGHTS AND EXCEPTIONS

         2.1      The Landlord lets the Property to the Tenant for the Term

         2.2      The Landlord grants to the Tenant:

                  2.2.1. Full right and liberty for the Tenant and all persons authorized by the Tenant (in common with the Landlord all other tenants owners and other persons now or hereafter entitled to the like rights) at all times by day or by night and for the purpose of access to and egress from the Property with or without motor cars and other vehicles to go pass and repass over and along the roads and pavements shown colored brown on the plan.

                  2.2.2. The exclusive right to use the seven car parking spaces shown edged green on the Plan or such other space or spaces designated by the Landlord for he sole purpose of parking upon each space one motor car only.

                  2.2.3. The right at all reasonable times on not less than seven days' written notice (except in the case of emergency) to enter and remain with or without workmen plant and materials for the shortest possible period upon the adjoining land shown edged orange on the Plan ("the Development") for the purpose of making connections to and whenever necessary cleaning repairing maintaining altering replacing renewing relaying or inspecting the Conducting Media serving the Property which ca riot reasonably be carried out without such access the Tenant or person exercising sue i right causing the minimum inconvenience and making good forthwith all damage o that part of the Development any property or chattels thereon thereby occasioned.

                  2.2.4. The right at all reasonable times on not less than seven days' written notice (except in the case of emergency) to enter and remain for as short period as possible with or without workmen and plant machinery and scaffolding upon t .e Development for the purpose of rebuilding constructing repairing maintaining altering cleansing and inspecting any building now or hereafter to be erected upon the Property which work


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[GRAPHIC OMITTED]


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                           cannot otherwise be undertaken at reasonable cost
                           PROVIDED THAT the Tenant or person or persons exercising such rights shall (i) consult the Landlord and the relevant occupier of the relevant part of the Development and agree the most expeditious and economic means of carrying out such work (such respective agreements not to be unreasonably withheld refused or delayed) and (ii) cause as little inconvenience annoyance or disturbance as possible and make good forthwith all damage to that part of the Development entered upon or any property or chattels thereon thereby occasioned.

                  2.2.5. The free and uninterrupted passage and running of water and soil electricity and other services to and from the Property through the Conducting Media laid in on over or under the Development

         2.3 The following are excepted and reserved in favor of the Landlord and the tenants owners and occupiers of the Development and their respective servants agents and invitees.

                  2.3.1. Easements rights and privileges over along and through the Property corresponding with those set forth in sub-clauses 2.2.3, 2.2.4 and 2.2.5.

                  2.3.2. Full right with or without workmen and others authorized by the Landlord with necessary appliances and materials at all reasonable times on notice (except in the case of emergency) to enter upon the Property for the purpose of viewing the state and condition thereof.

                  2.3.3. The free and uninterrupted passage and running of water air soil gas and electricity telephone power and other services through the Conducting Media or any of them now or at any time within the Perpetuity Period laid in on over or under the Property or any part thereof to or from any other part of the Development together with the right to enter on to the Property for the purpose of connecting to repairing replacing renewing relaying enlarging cleansing and maintaining the Conducting Media or any of them and during such period as any such works are being carried out temporarily disconnecting any of the Conducting Media for as short a time as possible subject to the person or persons exercising such right making good all damage to the Property caused by such entry except insofar as such entry may be necessitated by any default of the Tenant.


3.       RENT

         The Tenant covenants with the Landlord to pay the Rent without any deduction or set-off by equal quarterly payments in advance on the usual quarter days and if required in writing by the Landlord the Tenant must make these payments by banker's order or direct transfer to any bank and account in the United Kingdom that the Landlord may nominate.


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4.       RENT REVIEW

         4.1      Definitions In this Lease:

                  4.1.1. "Review Date" means any one of the Review Dates and "relevant Review Date" means the Review Date on which the Review Period in question begins

                  4.1.2. "Review Period" means either the period beginning on a Review Date and ending on the day before the next Review Date or the period beginning on the last Review Date and ending on the expiry of the Term

                  4.1.3. "Assumptions" are the following assumptions at the relevant Review Date:

                           4.1.3.1. that no work has been carried out on the
                                    Property by the Tenant anyone deriving title under the Tenant or their predecessors in title during the Term which has diminished the rental value of the Property

                           4.1.3.2. that if the Property has been destroyed or
                                    damaged it has been fully restored

                           4.1.3.3. that the covenants contained in this Lease
                                    on the part of the Landlord and the Tenant have been complied with

                           4.1.3.4. that the Property is available to let by a
                                    willing landlord to a willing tenant by one lease without a premium from either party and with vacant possession

                           4.1.3.5. that the lease by which the Property will be
                                    let (" hypothetical lease") contains the same terms as this Lease except the amount of the Initial Rent and any rent-free period allowed to the Tenant

                           4.1.3.6. that the duration of the hypothetical lease
                                    is the period of the Term then unexpired or twelve years (whichever is the longer) beginning on the relevant Review Date and that the rent is payable from then

                           4.1.3.7. that the hypothetical lease contains the
                                    provisions for rent review included in this Lease and provides for the rent to be reviewed at the same intervals as those in this Lease

                           4.1.3.8. that the hypothetical lease provides that
                                    the Tenant must decorate the Property at the same intervals as those in this Lease

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                           4.1.3.9. that VAT at the rate then prevailing will be
                                    payable on the rent reserved by the
                                    hypothetical lease if (and only if) VAT is payable at the relevant Review Date on the Rent payable under this Lease (but this Assumption will apply only if at the relevant Review Date whether or not VAT is payable on rent depends upon an act or omission of the Landlord)

                           4.1.3.10. that the Property has previously been
                                    fitted out and equipped by and at the
                                    expense of the incoming tenant (or its
                                    undertenants) so that it is capable of being used by the incoming tenant (or undertenants) from the beginning of the hypothetical lease for all purposes required by the incoming tenant or undertenants that would be permitted under this Lease (but on the basis that the fitting-out and equipping that have in fact been carried out by the Tenant are disregarded under clause 4.1.4.3)

                  4.1.4. that the incoming tenant proposes either to occupy the whole of the Property or that undertenants are available for any parts that the tenant does not intend to occupy who are willing and able to enter into under leases on terms acceptable to the tenant and at the open market rent and that:

                           - consent has been obtained from the superior landlord for the underlettings

                           - the underleases will begin on the relevant Review Date and the open market rent will be payable from that date

                  4.1.5. "Disregards" are the following matters at the relevant Review Date that must be disregarded:

                           4.1.5.1. any effect on rent of the fact that the
                                    Tenant anyone deriving title under the
                                    Tenant or their predecessors in title have been in occupation of the Property

                           4.1.5.2. any goodwill attached to the Property by the
                                    carrying on at the Property of the business of the Tenant or anyone deriving title under the Tenant or by the predecessors in that business

                           4.1.5.3. any increase in rental value of the Property
                                    attributable at the relevant Review Date to any improvement to the Property carried out:

                           - during the Term or during the period immediately before the beginning of the Term

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                           -        by the Tenant anyone deriving title under
                                    the Tenant or their predecessors in title with the consent of the Landlord (where required) or carried out by the Landlord at the expense of the Tenant

                           - not in pursuance of an obligation to the Landlord and in disregarding this no allowance will be made for loss of use during any notional period while the improvement is being carried out

         4.2      Review

                  4.2.1. For each Review Period the Rent will be the greater of:

                           4.2.1.1. the Rent payable immediately before the
                                    relevant Review Date or if payment of Rent has been suspended the Rent which would have been payable had there been no suspension

                           4.2.1.2. the revised rent ascertained in accordance
                                    with this clause

                  4.2.2. The revised rent will be the rent at which the Property might reasonably be expected to be let in the open market at the relevant Review Date making the Assumptions and disregarding the Disregards

                  4.2.3. The revised rent for any Review Period may be agreed in writing at any time between the parties or in the absence of agreement will be determined (but not earlier than the relevant Review Date) by an arbitrator 4.2.4. The arbitration will be conducted in accordance with the Arbitration Acts 1950 and 1979

                  4.2.5. The arbitrator will be appointed by agreement between the parties or (in the absence of agreement) nominated by the then President of the Royal Institution of Chartered Surveyors (or his nominee) on the application of either party made not earlier than six months before the relevant Review Date

                  4.2.6. If the arbitrator declines to act becomes incapable of acting or dies either party may apply to the President to make another nomination

                  4.2.7. The Tenant must allow the arbitrator access to the Property to do anything which the arbitrator considers necessary to carry out his function

                  4.2.8. If one party pays all the arbitrator's fees and disbursements it may recover any part of them which the arbitrator awards against the other party in the case of the Landlord as rent in arrears and in the case of the Tenant by deduction from rent

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                  4.2.9.   When the revised rent has been determined in
                           accordance with this clause memoranda will be signed by or on behalf of the parties and annexed to this Lease and its counterpart and the parties will bear their own costs of doing this

         4.3      Arrangements pending revised rent

                  4.3.1. If the revised rent payable during any Review Period has not been ascertained by the relevant Review Date the then current Rent will continue to be payable on account of the Rent for that Review Period

                  4.3.2. If the revised rent is ascertained on or before the relevant Review Date and that date is not a quarter day the Tenant must on that Review Date pay to the Landlord the difference between the Rent due for that quarter and the Rent already paid for it

                  4.3.3. If the revised rent payable during any Review Period has not been ascertained by the relevant Review Date then on the date upon which it is agreed or upon which the arbitrator's award is received by either party the Tenant must pay to the
                             Landlord:

                           4.3.3.1. any shortfall between the Rent which would
                                    have been paid if the revised rent had been ascertained by the relevant Review Date and the payments made on account and

                           4.3.3.2. interest at the base lending rate on the
                                    shortfall between the amount that would have been paid if the revised rent had been ascertained by the relevant Review Date and the payments made on account for the period beginning on the day upon which each instalment was due and ending on the day on which payment of the shortfall is made

         4.4      Rent increase prevented

                  4.4.1. If at any Review Date the review of the rent or the recovery of any increase is prohibited or limited by statute the Landlord may within six months of the removal of that restriction (time being of the essence) give to the Tenant notice invoking this clause

                  4.4.2. On the service of a notice under this clause the date upon which the notice is served will be treated as a Review Date but this will not vary any subsequent Review Date

                  4.4.3. Any increase in rent resulting from such a review may be recovered from the date upon which the notice is served or (if later) the earliest date permitted by law


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5.       REPAIR CLEANING AND DECORATION

         The Tenant covenants with the Landlord:

         5.1 to repair the Property and keep it in repair but the Tenant need not do so where the disrepair is caused by a risk against which the Landlord has covenanted in this Lease to insure or by any additional risk against which the Landlord has insured except where the insurance money is irrecoverable through an act or omission of the Tenant or any person deriving title under the Tenant

         5.2 to replace any of the fixtures or Plant that become beyond repair during the Term

         5.3      to clean the Property and keep it clean and tidy

         5.4 to clean both sides of the windows and window frames in the Property at least once a month

         5.5 to keep any part of the Property not built upon adequately surfaced in good condition

         5.6 to keep all landscaped areas within the Property free from weeds and properly cultivated

         5.7      not to cause any area abutting the Property to be untidy

         5.8 in each of the Exterior Decorating Years and in the last year of the Term to redecorate the exterior of the Building and to clean the external concrete stone brickwork and blockwork and all other external surfaces and in each of the Interior Decorating Years and in the last year of the Term to redecorate the interior of the Building in both instances in a good and workmanlike way and with appropriate materials of good quality to the reasonable satisfaction of the Landlord

         5.9 to obtain the Landlord's approval (such approval not to be unreasonably withheld) of any change in the colours on each redecoration of both the exterior and the interior of the Building

         5.10 where the use of Conducting Media boundary structures or other things is common to the Property and other premises to be responsible for and to indemnify the Landlord against all sums due from and to undertake all work that is the responsibility of the owner lessee or occupier of the Property in relation to those things


6.       ALTERATIONS

         The Tenant covenants with the Landlord:


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         6.1      not to erect any new building or structure on the Property or unite the Property with any adjoining property

         6.2 not to make any addition or alteration to the exterior of the Building or to any load-bearing part of the Building or its roof or foundations

         6.3 not to make any addition or alteration to the Property that is not prohibited by the absolute prohibitions set out in the preceding clauses unless:

                  6.3.1. the consent of the Landlord has been obtained such consent not to be unreasonably withheld but in considering an application for consent the Landlord may take into account the effect that the addition or alteration may have on Adjoining Premises

                  6.3.2. all necessary consents from any competent authority have been obtained

                  6.3.3. the Landlord has been supplied with drawings and where appropriate a specification in duplicate prepared by an architect or member of some other appropriate profession who must supervise the work to completion

                  6.3.4. the proper fees of the Landlord any superior landlord or mortgagee and their respective professional advisers have been paid in relation to the application for consent

                  6.3.5. such covenants as the Landlord may reasonably require about the carrying out of the additions and alterations have been entered into with the Landlord

                  6.3.6. in the case of substantial work and where the Landlord requires adequate security has been provided in the form of a deposit of money or a bond as assurance to the Landlord that any work permitted by the Landlord is completed

         6.4 at the expiry of the Term and if requested by the Landlord to remove any demountable partitions and any addition or alteration made to the Property and to make good any part of the Property damaged by the removal

         6.5 not to make any alteration or addition to the electrical installation at the Property except in accordance with standards prescribed by the Institution of Electrical Engineers and the supply authority or to connect any apparatus to the installation that might endanger or overload it

         6.6 not to connect with any Conducting Media which serve the Property unless it has obtained the approval of the relevant authority and the Landlord (the Landlord's approval not to be unreasonably withheld)

         6.7 not to commit any waste at the Property unless it is permitted by virtue of a consent under clauses 6.3 and 6.6


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         6.8      before installing any internal demountable partitions at the
                  Property to obtain the approval of the Landlord to the use of that type of partitioning and the subsequent installation repositioning or removal of internal demountable partitions of a type approved by the Landlord will not be a breach of clause 6.2


7.       USE

         The Tenant covenants with the Landlord:

         7.1 not to use the Property except for the Permitted Use and (for example) not to use the Property or any part of it as residential accommodation or to keep any animal on it

         7.2 not to do any act or allow to remain upon the Property any substance or article which may constitute a nuisance or which may cause inconvenience disturbance injury or annoyance to the Landlord or the occupiers of the Adjoining Premises or any nearby premises or cause damage to the Property the Adjoining Premises or other nearby premises

         7.3 not to use the Property for any dangerous noisy or offensive occupation or for any illegal or immoral purpose

         7.4 to use any part of the Property not built upon only for the purposes specified on the Plan and not to keep there any materials equipment plant bins crates boxes or any skip or other receptacle for refuse or any caravan or temporary building

         7.5 not to discharge into any Conducting Media within or that serve the Property any substance that may obstruct them or cause damage or danger or any noxious poisonous or radioactive matter or anything likely to pollute or contaminate

         7.6      not to overload the Building

         7.7 not to leave the Property continuously unoccupied for more than a month without notifying the Landlord and providing such security arrangements as the Landlord and the insurers require

         7.8 not to play or use at the Property any instrument apparatus or equipment that produces sound audible outside it

         7.9 to ensure that there is no release from the Property into any environmental medium of any substance that is capable of causing harm to the health of man or other living organisms or to land surface or ground water or ecology systems

         7.10 not to carry out on the Property any activity or keep on the Property any substance or article for which any authorization license permit consent or other approval is needed from a government department or local regulatory public or other authority ("Official Approval") without having:


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                  -        obtained the Landlord's consent

                  - produced to the Landlord a copy of every application for Official Approval

                  -        obtained the Official Approval

                  -        produced to the Landlord a copy of the Official
                           Approval

         7.11 to comply with every Official Approval including any conditions to which it is subject


8.       PLANNING

         The Tenant covenants with the Landlord:

         8.1 not to commit any breach of planning control and to comply with the Planning Acts in relation to the Property

         8.2 not to make an application for planning permission in relation to the Property or to serve any notices in respect of an application without the approval of the Landlord such approval not to be unreasonably withheld

         8.3 having obtained the Landlord's approval under the preceding clause to apply for all planning permissions and to serve all notices required for carrying out any operation or change of use on the Property which may constitute development (as defined in the Planning Acts) and to pay all fees and any other sums due in relation to every application

         8.4 even if the Landlord has given its approval and granted whatever other consents are needed under this Lease not to carry out any operation or change of use on the Property until:

                  8.4.1. all necessary notices under the Planning Acts have been served and copies produced to the Landlord

                  8.4.2. all necessary permissions under the Planning Acts have been obtained and produced to the Landlord and

                  8.4.3. the Landlord has acknowledged that every necessary planning permission is acceptable to it (such acknowledgement not to be unreasonably withheld) although the Landlord may refuse to acknowledge its acceptance of a planning permission on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would be (or would be likely to be) prejudicial to the Landlord's interest in the Property [or the interest of the Landlord or (where appropriate) a company within the Landlord's Group in Adjoining Premises] whether during or after the expiry of the Term


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         8.5      unless the Landlord otherwise directs to complete before the expiry of the Term:

                  8.5.1. any works specified as having to be carried out by a date after the expiry of the Term in a planning permission or in an agreement with the planning or any other authority entered into as a condition to obtaining planning permission

                  8.5.2.   any development begun on the Property

         8.6 in any case where a planning permission is granted subject to conditions and if the Landlord reasonably requires to provide security for the compliance with those conditions and not to implement the planning permission until security has been provided


9.       ALIENATION

         9.1      Definitions In this Lease:

                  9.1.1. "Application" means an application from the Tenant for the Landlord's consent to the Proposed Assignment

                  9.1.2. "Authorized Guarantee Agreement" means a deed in the form set out in Schedule 1 with such amendments (if any) as the Landlord reasonably requires and being an authorized guarantee agreement as defined in the 1995 Act, Section 16

                  9.1.3. "Current Tenant" means the person in whom the Term is vested at the date of the Application

                  9.1.4. "Proposed Assignee" means the person stated in the Application to whom the Current Tenant wishes to assign this Lease

                  9.1.5. "Proposed Assignment" means a proposed assignment of the Property by the Current Tenant to the Proposed Assignee for which the Landlord's consent is requested in the Application

                  9.1.6. "Proposed Guarantor" means the person or persons (if any) who must not be or include the Current Tenant stated in the Application who it is proposed will guarantee to the Landlord the obligations of the Proposed Assignee

         9.2      General covenants

                  The Tenant covenants with the Landlord:

                  9.2.1. except to the extent permitted under the subsequent provisions of this clause not to:

                           - part with possession of the Property or any part of it

                           - permit another to occupy the Property or any part of it

                           - share the occupation of the Property or any part of it

                           - hold the Property or any part of it on trust for another but the Tenant may allow a company that is a member of the same group as the Tenant (within the meaning of the 1954 Act, section 42) to occupy the whole or part of the Property for so long as both companies remain members of the same group and otherwise than in a manner that transfers or creates a legal estate

                  9.2.2. not to assign underlet or charge part only of the Property

                  9.2.3. not to assign the whole of the Property without the consent of the Landlord (such consent not to be unreasonably withheld) provided that the Landlord shall be entitled (for the purposes of section 1 9
                           (1A) of the Landlord and Tenant Act 1927):

                           9.2.3.1. to withhold its consent in any of the
                                    circumstances set out in clause 9.3.1 and

                           9.2.3.2. to impose all or any of the matters set out
                                    in clause 9.3.2 as a condition of its
                                    consent and the provisos to this clause
                                    9.2.3 shall operate without prejudice to the right of the Landlord to withhold such consent on any other ground or grounds where such withholding of consent would be reasonable or to impose any further condition or conditions upon the grant of consent where the imposition of such consent or consents would be reasonable

                  9.2.4. not to underlet the whole of the Property without the consent of the Landlord such consent not to be unreasonably withheld where the Tenant has complied with the provisions of clause 9.5

                  9.2.5. not to charge the whole of the Property without the consent of the Landlord such consent not to be unreasonably withheld

         9.3      Circumstances and conditions

                  9.3.1.   The circumstances referred to in clause 9.2.3.1 are:

                           9.3.1.1. Where in the reasonable opinion of the
                                    Landlord the Proposed Assignee is not of sufficient financial standing to enable it to comply with the Tenant's covenants and conditions contained in this Lease throughout the Term

                           9.3.1.2. Where the Proposed Assignee is an associated
                                    company of the Current Tenant

                           9.3.1.3. Where in the reasonable opinion of the
                                    Landlord the value of the Landlord's
                                    interest in the Property would be diminished o~ otherwise adversely affected by the Proposed Assignment on the assumption (whether or not a fact) that the Landlord wished to sell its interest the day following completion of the Proposed Assignment of this Lease to the Proposed Assignee;

                           9.3.1.4. Where the Proposed Assignee enjoys
                                    diplomatic or state immunity [but this
                                    circumstance shall not apply where the
                                    Proposed Assignee is the Government of the United Kingdom of Great Britain and Northern Ireland or any department thereof]

                           9.3.1.5. Where the Proposed Assignee is not resident
                                    in a jurisdiction where reciprocal
                                    enforcement of judgments exists

                  9.3.2.   The conditions referred to in clause 9.2.3.2 are:

                           9.3.2.1. The execution and delivery to the Landlord
                                    prior to completion of the Proposed
                                    Assignment of an Authorized Guarantee
                                    Agreement

                           9.3.2.2. The payment to the Landlord of all rents and
                                    other sums which have fallen due under this Lease prior to the date of the Proposed Assignment

                           9.3.2.3. The provision of any requisite consent of
                                    any superior landlord or mortgagee and
                                    confirmation that any lawfully imposed
                                    condition of such consent has been satisfied

                           9.3.2.4. On a Proposed Assignment to a limited
                                    company the execution and delivery to the landlord by the Proposed Guarantor prior to the Proposed Assignment of a deed of covenant guaranteeing the performance of the Proposed Assignee in such form as the Landlord reasonably requires

                           9.3.2.5. The execution and delivery to the Landlord
                                    prior to the Proposed Assignment of a rent deposit deed for such sum as the Landlord may reasonably determine in such form as the Landlord may reasonably require together with the payment by way of cleared funds of the sum specified in the rent deposit deed

                           9.3.2.6. The Application is accompanied by:

                           - certified copies of the Proposed Assignee's or Proposed Guarantor's audited accounts for each of the three financial years immediately preceding the date of the Application

                           -        references from:

                                    --       the Proposed Assignee's or Proposed
                                             Guarantor's bankers confirming that
                                             the Proposed Assignee or Proposed
                                             Guarantor is considered good for
                                             the rents payable under this Lease
                                             and

                                    --       if the Proposed Assignee or
                                             Proposed Guarantor is a lessee of
                                             other premises at least one of its
                                             lessors confirming that the
                                             Proposed Assignee or Proposed
                                             Guarantor has been a satisfactory
                                             lessee

                           - and an undertaking from Solicitors acting for the Current Tenant or for the Proposed Assignee or Proposed Guarantor to pay all costs disbursements and any VAT thereon which may be properly incurred by the Landlord in considering the Application whether or not consent is granted and in granting consent (if it is granted)

                           9.3.2.7. If at any time prior to the Proposed
                                    Assignment taking place the circumstances
                                    (or any of them) specified in clause 9.3.1 apply the Landlord may revoke its consent to the Proposed Assignment by written notice to the Tenant

         9.4      Determinations

                  9.4.1. Any question of whether or not any of the circumstances set out in clause 9.3.1 apply in relation to the Proposed Assignment or as to whether any of the conditions referred to in clause 9.3.2 should be imposed shall be determined by the Landlord and if the Landlord determines that any of the circumstances apply or that any of the conditions should be imposed the Landlord must give written notice to that effect to the Tenant and such notification will be binding on the Tenant unless within 14 days of the service of the notice the Tenant serves on the Landlord a counternotice ("Counternotice") requiring the Landlord's determination to be reviewed by a third party in accordance with clause 9.4.2

                  9.4.2. If a Counternotice is served the Landlord's determination shall be reviewed by an independent third party acting as an expert and not as an arbitrator who shall be agreed or appointed in accordance with clause 9.4.3 and whose decision shall be conclusive and binding

                  9.4.3. The third party must be a Chartered Surveyor with not less than ten years' post qualification experience appointed by agreement between the Landlord and the Tenant or in the absence of such agreement nominated at the request of either of them by the President for the time being of The Royal Institution of Chartered Surveyors (or his duly appointed deputy or anyone authorized by him to make appointments on his behalf)

                  9.4.4. The fees payable to the President or any such third party shall be borne and paid by the Landlord and the Tenant in such shares and in such manner as the third party shall determine and failing any such decision in equal shares (and if one party shall pay all the fees it shall be entitled to recover from the other any appropriate share which is due)

         9.5      Underletting

                  9.5.1. Any consent of the Landlord to an underletting of the whole of the Property will be subject to conditions that:

                           9.5.1.1. the undertenant enters into a deed with the
                                    Landlord in which the undertenant covenants that during the period when the undertenant is bound by the tenant covenants contained in the underlease together with any additional period during which the undertenant is bound by an authorized guarantee agreement the undertenant will observe and perform the provisions of this Lease (excluding the covenant as to the payment of rent) and the provisions of the underlease

                           9.5.1.2. the underlease is granted without a fine or
                                    premium at a rent no lower than the then open market rent approved by the Landlord (such approval not to be unreasonably withheld)

                           9.5.1.3. the rent is payable in advance on the same
                                    days as rent is payable under this Lease

                           9.5.1.4. the underlease contains provisions approved
                                    by the Landlord (such approval not to be unreasonably withheld):

                           - for the upwards-only review of the rent on the basis set out in clause 4 or in such other form as the Landlord reasonably requires or approves

                           - for the rent to be reviewed either on the Review Dates or on such other dates approved by the Landlord by which the rent is reviewed no less frequently

                           - prohibiting the undertenant from doing or allowing any act or thing in relation to the Property inconsistent with or in breach of the provisions of this Lease

                           - for re-entry by the underlandlord on breach of any covenant by the undertenant

                           - imposing an absolute prohibition against all dealings with the Property other than an assignment or charge of the whole

                           - prohibiting any assignment of the whole of the Property without the consent of the Landlord under this Lease and except on the basis set out in clauses 9.1 -- 9.5 of this Lease such provisions being incorporated into the underlease

                           - prohibiting any charge of the whole of the Property without the consent of the Landlord under this Lease

                           - prohibiting the undertenant from parting with possession or permitting another to share or occupy or hold on trust for another the Property or any part of it

                           - imposing in relation to any permitted assignment the same obligations for registration with the Landlord as are in this Lease in relation to dispositions by the Tenant

                           - excluding the provisions of the 1954 Act, sections 24 -- 28 from the letting created by the underlease 86

                  9.5.2.   The Tenant covenants with the Landlord:

                           9.5.2.1. to enforce the performance by every
                                    undertenant of the provisions of the
                                    underlease and not at any time to waive any breach of the covenants or conditions on the part of any undertenant or assignee of any underlease nor (without the consent of the Landlord such consent not to be unreasonably withheld) to vary the terms of any underlease

                           9.5.2.2. not to agree any reviewed rent with the
                                    undertenant without the approval of the
                                    Landlord such approval not to be
                                    unreasonably withheld

                           9.5.2.3. not to agree any appointment of a person as
                                    the third party determining the revised rent without the approval of the Landlord such approval not to be unreasonably withheld

                           9.5.2.4. to incorporate as part of its
                                    representations to that third party
                                    representations required by the Landlord

                           9.5.2.5. to give the Landlord details of every rent
                                    review within twenty-eight days of its
                                    outcome

                           9.5.2.6. not to grant the underlease or permit the
                                    undertenant to occupy the Property unless an order has been obtained under the 1954 Act, section 38(4)

                           9.5.2.7. not to accept the surrender of or forfeit or
                                    otherwise determine any underlease without the consent of the Landlord

         9.6      Insolvency of covenantors

                  The Tenant covenants with the Landlord:

                  9.6.1. to give notice to the Landlord within 14 days if any person who has entered into covenants with the Landlord under the provisions of this clause (where that person has not been released from these obligations) becomes Insolvent (as defined in clause 13.2) or dies

                  9.6.2. if requested by the Landlord following the service of a notice under clause 9.6.1 to procure that within 14 days of the request some other person reasonably acceptable to the Landlord enters into covenants with the Landlord in substantially the same form

         9.7      Notice to the Landlord of alienation

                  Within twenty-one days of any assignment charge underlease or any transmission or other devolution relating to the Property the Tenant covenants with the Landlord to produce for registration with the Landlord's solicitor a certified copy of any relevant document and to pay the Landlord's solicitor's reasonable charge for registration of at least L25


10.      TENANT'S OTHER COVENANTS

         The Tenant covenants with the Landlord:

         10.1     Outgoings

                  10.1.1.  to pay and to indemnify the Landlord against:

                           10.1.1.1. all service charges rates taxes assessments
                                    impositions duties levies charges and
                                    outgoings of any type which now or during the Term are charged assessed or imposed on the Property or on its owner lessor lessee or occupier but excluding any tax imposed on the Landlord in respect of the receipt of Rent or any other payment made by the Tenant under this Lease or on any disposition or dealing with or the ownership of the reversion of this Lease ("Outgoings")

                           10.1.1.2. the proportion properly attributable to the
                                    Property (to be determined in the absence of agreement between the parties by the Landlord's surveyor) of all Outgoings which now or during the Term are charged assessed or imposed on the Property and other premises or on the owner lessor lessee or occupier of the Property and other premises

                  10.1.2. if the Landlord loses rating relief because it has been allowed to the Tenant or any undertenant during the Term to make good that loss to the Landlord

         10.2     Supplies

                  10.2.1. where a separate supply is provided to the Property to pay the supplier and to indemnify the Landlord against all charges for water electricity gas telephone and other supplies consumed on the Property and to pay all equipment rents

                  10.2.2. where supply charges are made in relation to the Property and other premises (or upon the owner or occupier of the Property and other premises) to pay the suppliers and to indemnify the Landlord against the proportion of the charges properly attributable to the Property (or the owner or occupier of the Property) to be determined in the absence of agreement by the Landlord's surveyor

         10.3     VAT

                  10.3.1. to pay and indemnify the Landlord against any VAT that may be chargeable on the Rent or any other payment made by the Tenant under this Lease in addition to the Rent or other payment (VAT being recoverable as if it were rent where it is charged on Rent or on a payment that is either reserved as additional rent or that this Lease provides is recoverable as if it were rent)

                  10.3.2. whenever the Tenant has agreed in this Lease to reimburse the Landlord for a payment made by the Landlord to reimburse the Landlord in addition for any VAT paid by the Landlord on that payment unless the VAT is recovered by the Landlord

         10.4     Access of Landlord and notice to repair

                  10.4.1. to permit the Landlord and all persons authorized by the Landlord at reasonable times and on reasonable notice (except in an emergency) to enter the
                           Property:

                           10.4.1.1. to establish if the provisions of this
                                    Lease have been observed

                           10.4.1.2. to carry out work relating to any jointly
                                    used facility

                           10.4.1.3. to carry out any work to Adjoining Premises
                                    that cannot reasonably be carried out
                                    without access to the Property

                           10.4.1.4. to take schedules and inventories

                           10.4.1.5. to exercise any right granted or reserved
                                    to the Landlord by this Lease

                           10.4.1.6. for any purpose connected with the
                                    insurance of the Property the review of the Rent or the renewal of this Lease

                           10.4.1.7. to view (and to open up floors and other
                                    parts of the Property where that is
                                    reasonable) the condition of the Property and any work being carried out at the Property

                           10.4.1.8. to give the Tenant (or leave on the
                                    Property) a notice:

                           - specifying any breach of covenant by the Tenant

                           - specifying any work carried out in breach of the provisions of this Lease

                           - requiring the Tenant immediately to remedy the breach and to reinstate the Property including the making good of any opening-up but any opening-up must be made
                                             good by or at the cost of the
                                             Landlord where it reveals no
                                             breaches by the Tenant of the
                                             provisions of this Lease

                  10.4.2. immediately to repair clean and decorate the Property or to carry out other work as required by the notice

                  10.4.3. to allow the Landlord and all persons authorized by the Landlord to enter the Property to carry out the work that is needed to comply with the notice and to pay to the Landlord the cost of doing so within fourteen days of a written demand if:

                           10.4.3.1. within thirty days of service of the notice
                                    the Tenant has not both begun and then
                                    continued the work referred to in the notice or

                           10.4.3.2. the Tenant fails to complete the work
                                    within sixty days of service of the notice or

                           10.4.3.3. in the Landlord's reasonable opinion the
                                    Tenant is unlikely to complete the work
                                    within sixty days of the service of the
                                    notice

         10.5     Aerials signs and advertisements

                  10.5.1. not to erect any pole mast dish or wire on the Property

                  10.5.2. if requested by the Landlord to display a sign showing the Tenant's trading name of a size and kind approved by the Landlord (such approval not to be unreasonably withheld) at a point specified in writing by the Landlord

                  10.5.3. not to display any other sign which is visible from outside the Property

         10.6     Statutes notices and orders

                  10.6.1. to comply with every statute and any notice or order from a government department or local public regulatory or other authority or court that relates to the Property activities carried out on the Property or any substance or article on the Property and whether applicable to the Tenant or the owner lessor lessee or occupier of the Property

                  10.6.2. to produce immediately to the Landlord a copy of any notice or order that is served on the Property or the Tenant and that relates to the matters referred to in the preceding clause

                  10.6.3. at the request of the Landlord to make or join with the Landlord in making any reasonable representations that the Landlord considers appropriate or otherwise contesting any proposal of a government department or local regulatory or other authority that relates to or includes the Property

                  10.6.4.  without prejudice to the generality of the above:-

                           10.6.4.1. to comply at the Tenant's expense with the
                                    Construction (Design and Management)
                                    Regulations 1994 (" CDM Regulations") and to be the only client (as defined in the CDM Regulations) and to fulfil in relation to all and any works all the obligations of the client as set out in or reasonably to be inferred from the CDM Regulations and to make a declaration to that effect to the Health and Safety Executive in accordance with the Approved Code of Practice publicized from time to time by the Health and Safety Commission in relation to the CDM Regulations and the provisions of clause 12.2.9 shall apply to these obligations and

                           10.6.4.2. at the end of the Term forthwith to deliver
                                    to the Landlord any and all health and
                                    safety files relating to the Property in accordance with the CDM Regulations

         10.7     Equipment

                  10.7.1. not to install or use on the Property any equipment which causes noise or vibration detectable outside or damage to the Property

                  10.7.2. to keep all equipment on the Property properly maintained to renew all parts when recommended or necessary and to ensure that the equipment is properly operated

         10.8     Defective premises

                  10.8.1. to give notice immediately to the Landlord of any defect in the Property which might give rise to a liability or duty on the Landlord

                  10.8.2. to display all notices which the Landlord may reasonably require

         10.9     Encroachments

                  10.9.1. not to stop up darken or obstruct any windows in the Building

                  10.9.2. to take all reasonable steps to prevent any encroachment or easement being made or acquired over the Property and to give notice to the Landlord immediately if any is attempted

         10.10    Evidence of compliance

                  if required to produce to the Landlord such evidence as the Landlord may reasonably require to satisfy itself that the provisions of this Lease have been complied with

         10.11    Indemnity

                  to be responsible for and to keep the Landlord indemnified against all Losses resulting directly or indirectly from any breach by the Tenant of the provisions of this Lease

         10.12    Keyholders

                  to ensure that at all times both the Landlord and the local police are aware of the name home address and home telephone number of at least two keyholders of the Property

         10.13    Interest

                  10.13.1. to pay interest at a yearly rate of 4% above the base lending rate from time to time on any Rent or other sum payable under this Lease that is not paid on its due date

                  10.13.2. to pay this interest from the due date to the date of payment (both before and after any judgment) calculated on a daily basis (the interest to be compounded with rests on the usual quarter days) but nothing in this clause entitles the Tenant to withhold or delay any payment or affects the rights of the Landlord in relation to non-payment

         10.14    Landlord's costs

                  10.14.1. to pay to the Landlord on an indemnity basis all fees charges costs and other expenses incurred by the Landlord in relation to:

                           10.14.1.1. every application made by the Tenant for
                                    consent whether it is granted refused
                                    offered subject to any qualification or
                                    withdrawn

                           10.14.1.2. the preparation and service of a notice
                                    under the Law of Property Act 1925 section
                                    146 or incurred in taking or contemplating proceedings under sections 146 and 147 of that Act even if forfeiture is avoided otherwise than by a court order

                           10.14.1.3. the recovery of Rent or other sums due
                                    from the Tenant

                           10.14.1.4. enforcing or requiring the Tenant to
                                    remedy a breach of the provisions of this Lease

                           10.14.1.5. any steps taken in connection with the
                                    preparation and service of a schedule of dilapidations during or after the expiry of the Term

                             10.14.1.6.  the negotiation and grant of this Lease

                  10.14.2. where the Landlord could recover the cost of
                           professional advice or services under the preceding clause if they were undertaken by a third party but these services or that advice are provided by the Landlord or by a company within the Landlord's Group to pay to the Landlord (or that company) a reasonable sum (plus VAT if payable) for such advice and services but not more than the amount payable by the Tenant if that advice or service had been provided by a third party

         10.15    Sale of reversion

                  to permit at reasonable times upon reasonable notice agents or prospective buyers of any interest superior to this Lease to view the Property provided they are authorized by the Landlord or its agent and to permit the Landlord or any superior landlord to fix on the property a notice or board indicating that an interest superior to this Lease is available for sale

         10.16    Re-letting

                  where the Tenant or the occupier of the Property will have no right to renew this Lease under the 1954 Act or has lost that right to permit the Landlord or its agent at any time during the last twelve months of the Term to fix on the Property a notice or board indicating that the Property will be available for letting and during that period to permit persons with the authority of the Landlord or its agent to view the Property

         10.17    Yield up

                  at the expiry of the Term:

                  10.17.1. to yield up the Property with vacant possession
                           decorated and repaired in accordance with and in the condition required by the provisions of this Lease
                           10.17.2 to give up all keys of the Property to the Landlord

                  10.17.2. to remove the Tenant's fixtures and fittings (if
                           requested by the Landlord) and all signs erected by the Tenant on or near the Property and to make good immediately any damage caused by the removal

         10.18    Consent to Landlord's release

                  not to unreasonably withhold consent to a request made by the Landlord under the 1995 Act, Section 8 for a release from the landlord covenants of this Lease


11.      LANDLORD'S COVENANTS

         The Landlord covenants with the Tenant:

         11.1     Quiet enjoyment

                  to permit the Tenant to hold the Property peaceably and without any interruption by the Landlord or any person claiming under or in trust for the Landlord

         11.2     Exercising rights

                  in exercising the rights involving entry to the Property to cause (and to ensure that those exercising the rights on its behalf cause) as little damage as is reasonably practicable to the Property


12.      INSURANCE

         12.1     Landlord's covenants

                  The Landlord covenants with the Tenant:

                  12.1.1. to insure the Property against damage caused by fire lightning explosion aircraft (or other aerial device) or articles failing from them riot civil commotion malicious persons acts of terrorism earthquake storm tempest flood bursting and overflowing of water pipes tanks and other apparatus impact by mechanically propelled vehicles and any other risks that the Landlord may decide although:

                           12.1.1.1. the obligation to insure against any
                                    particular risk is subject to insurance for that risk being ordinarily available from a reputable insurer for the Property and

                           12.1.1.2. this insurance will be subject to any
                                    exclusions conditions and excesses that the insurer requires

                  12.1.2. to effect this insurance with a reputable insurance company or with reputable underwriters and through any agency that the Landlord may from time to time decide

                  12.1.3. that this insurance will be for the full cost of reinstatement including (for example):

                           - temporarily making the Property safe and protecting any adjoining structures

                           -        debris removal demolition and site clearance

                           - obtaining planning and all other statutory and other consents

                           - architects' surveyors' and other fees incurred by the Landlord in relation to the reinstatement

                           - complying with the requirements of any statute or of any local public regulatory or other authority

                           - any VAT that may be payable on or in respect of any of these costs and fees

                  12.1.4. to produce to the Tenant on demand reasonable evidence of the terms of the policy and of payment of the last premium

                  12.1.5. to notify the Tenant of any change in the risks covered by the policy

                  12.1.6. to procure that the interest of the Tenant is noted or endorsed on the policy whenever this is permitted under the policy

         12.2     Tenant's covenants

                  The Tenant covenants with the Landlord:

                  12.2.1. to pay as rent to the Landlord within fourteen days of a demand and (if so demanded) in advance of the date of renewal sums equal to:

                           12.2.1.1. the premiums paid or to be paid by the
                                    Landlord for insuring the Property in
                                    accordance with its obligations in this
                                    Lease including any increased premiums
                                    required as a result of the Tenant's use of the Property or anything brought onto the Property

                           12.2.1.2. the premiums paid or to be paid by the
                                    Landlord for insuring for three years loss of rent under this Lease

                           12.2.1.3. the premiums paid or to be paid by the
                                    Landlord for any third party liability
                                    (including public and property owner's and employer's liability) in respect of the Property against which the Landlord may at any time insure

                           12.2.1.4. any part of the premiums referred to above
                                    which the Landlord is entitled to retain by way of commission

                  12.2.2. where in the case of any of the items referred to in the preceding clauses the Landlord's policy includes the Property and other premises to pay as rent to the Landlord on demand and (if so demanded) in advance of the date of renewal the proportion of the premiums properly attributable to the Property to be determined (in the absence of agreement) by the Landlord's surveyor

                  12.2.3.  to pay the sums referred to in clauses 12.2.1 and
                           12.2.2 for the period beginning on the Insurance Commencement Date and ending on the day immediately before the next renewal date on the grant of this Lease or if later on the Insurance Commencement Date or when demanded

                  12.2.4. to give notice to the Landlord of any matters (whether existing or that arise during the Term) that a prudent insurer might treat as material in deciding whether or on what terms to insure or to continue to insure the Property

                  12.2.5. to comply with all the requirements and recommendations of the insurer and the fire officer

                  12.2.6. not to do or omit anything that could cause the insurance effected under clause 12.1 to become void or voidable wholly or in part

                  12.2.7. not to do or omit anything that could cause any additional or increased premiums to become payable unless the Tenant has previously obtained the approvals of the Landlord and the insurer (the Landlord's approval not to be unreasonably withheld)

                  12.2.8. not to have on the Property anything which is explosive or specially combustible without having obtained the approval of the insurer and the Landlord (the Landlord's approval not to be unreasonably withheld) and then to comply with any conditions to which either approval is made subject

                  12.2.9. to keep the Property supplied with the equipment for the detection and fighting of fire and with the fire alarm equipment that is reasonably required by the Landlord or that the insurer or fire officer requires and to maintain this equipment in working order and to the satisfaction of the insurer or fire officer and to the reasonable satisfaction of the Landlord and at least once every six months to have this equipment inspected by a competent person

                  12.2.10. not to obstruct the access to any fire equipment or the means of escape from the Property or to lock any fire door while the Property is occupied

                  12.2.11. to give notice to the Landlord immediately any event happens against which the Landlord may have insured under this Lease

                  12.2.12. if the Tenant is entitled to the benefit of any
                           insurance in relation to the Property to apply all money in making good the loss for which it is received

                  12.2.13. to do nothing to prejudice any claim made by the
                           Landlord or to prevent or impede any reinstatement being carried out by the Landlord under clause 12.4.1.4

                  12.2.14. to pay to the Landlord on demand the amount of any excesses which may be deducted or deductible by the insurers on any claim made by the Landlord under clause 12.4.1.1.

         12.3     Suspension of Rent

                  12.3.1. "Insured Damage" means that the Property is destroyed or damaged by any risk against which the Landlord has covenanted in this Lease to insure or by any additional risk against which the Landlord has insured and payment of the insurance money is not refused wholly or in part as the result of an act or omission of the Tenant or any person deriving title under the Tenant

                  12.3.2. Whenever Insured Damage occurs and the Property or any part of it is unfit for use the Rent (or a fair proportion of it according to the nature and extent of the damage) will not be payable until the Property is (or the affected parts are) again fit for use or until three years from the damage whichever is the shorter and the proportion and the period will be determined (in the absence of agreement) by the Landlord's surveyor

                  12.3.3. When the preceding clause applies for part of a quarter and the Rent for that quarter has already been paid in advance the Landlord must refund to the Tenant the proportion of the Rent (apportioned on a daily basis) attributable to the period during which the preceding clause applied

         12.4     Reinstatement

                  12.4.1. Whenever Insured Damage occurs the Landlord covenants with the Tenant:

                           12.4.1.1. immediately to notify the insurer of the
                                    damage and to claim all sums due under the insurance policy

                           12.4.1.2. to use all reasonable endeavors to procure
                                    the payment by the insurer of all sums
                                    properly due under the policy at the time and in the manner required by the policy

                           12.4.1.3. to apply for and use all reasonable
                                    endeavors to obtain all planning permissions building regulation consents and other consents and licenses that are required to enable the Landlord to reinstate ("the Permissions")

                           12.4.1.4. to apply all insurance money received
                                    (except sums for loss of rent) in
                                    reinstating the Property as soon as the
                                    Permissions have been obtained or
                                    immediately where no Permissions are
                                    required

                  12.4.2. The Landlord need not reinstate while prevented by any of the following:

                           12.4.2.1. failure by the Landlord to obtain the
                                    Permissions despite using all reasonable endeavors

                           12.4.2.2. the grant of any of the Permissions subject
                                    to a lawful condition with which it would be unreasonable to expect the Landlord to comply or the planning or highway authority's insistence that as a pre-condition to obtaining any of the Permissions the Landlord must enter into an agreement with the planning or highway authority that would contain a term with which it would be unreasonable to expect the Landlord to comply

                           12.4.2.3. some defect in the site upon which the
                                    reinstatement is to take place so that it could not be undertaken or undertaken only at excessive cost

                           12.4.2.4. war act of God government action strike
                                    lock-out or any other similar circumstances beyond the control of the Landlord

         12.5     Termination

                  12.5.1. Whenever Insured Damage occurs and the Property or any part of it is still unfit for use three years after the date upon which it first became unfit either party may for so long as the Property or part remains unfit serve on the other a notice referring to this clause whereupon this Lease will immediately come to an end

                  12.5.2. Termination under the preceding clause will not affect any rights that either party may have against the other (including for example any that the Tenant may have for breach by the Landlord of clause 12.4.1) and all insurance money received in respect of the Property will belong to the Landlord.


13.      FORFEITURE

         13.1     A "Forfeiting Event" is any of the following:

                  13.1.1. any Rent or sum regarded as rent for the purposes of this Lease is outstanding for twenty-one days after becoming due whether formally demanded or not

                  13.1.2. a breach by the Tenant of any of the provisions of this Lease

                  13.1.3. the Tenant has any distress or execution levied on its goods

                  13.1.4.  the Tenant is Insolvent

         13.2     "Insolvent" for the purposes of this Lease means:

                  13.2.1.  in relation to a company any of the following:

                           - it is deemed unable to pay its debts as defined in the Insolvency Act 1986 (referred to in this clause as "the Act") section 123

                           -        a proposal is made for a voluntary
                                    arrangement under Part I of the Act -

                           -        a petition is presented for an
                                    administration order under Part II of the Act or

                           - a receiver, administrative receiver or manager is appointed [under (for example)
                                    Part III of the Act or the Law of Property
                                    Act section 101]

                           -        it goes into liquidation as defined in
                                    section 247(2) of the Act (other than a
                                    voluntary winding up solely for the purpose of amalgamation or reconstruction of a solvent company)

                           -        a provisional liquidator is appointed under
                                    section 135 of the Act

                           -        a proposal is made for a scheme of
                                    arrangement under the Companies Act 1985
                                    section 425

                  13.2.2.    in relation to an individual any of the following:

                           - an application is made for an interim order or a proposal is made for a voluntary arrangement under Part VIII of the Act

                           - a bankruptcy petition is presented to the court or his circumstances are such that a bankruptcy petition could be presented under
                                    Part IX of the Act

                           -        he enters into a deed of arrangement

                           - a receiver of the income of the Property is appointed under the Law of Property Act section 101

         13.3 Whenever a Forfeiting Event exists the Landlord may enter the Property (or any part of it) at any time even if a previous right of re-entry has been waived and then the Term will end but without affecting any rights that either party may have against the other including (for example) the breach under which the re-entry is made

14.      MISCELLANEOUS

         14.1     Representations

                  The Tenant acknowledges that it has not entered into this Lease in reliance on any representation made by or on behalf of the Landlord

         14.2     Exclusion of use warranty

                  Nothing in this Lease or in any consent granted by the Landlord implies that the Property may be used for any particular purpose

         14.3     Disputes with adjoining owners

                  If any dispute arises between the Tenant and the occupiers of Adjoining Premises about any right in connection with the use of the Property and of any Adjoining Premises or about any boundary structures separating the Property from the Adjoining Premises it will be determined by the Landlord's surveyor

         14.4     Covenants relating to Adjoining Premises

                  Nothing contained in or implied by this Lease will give the Tenant the benefit of or the right to enforce (or to prevent the release or modification of) any covenant or condition entered into by any tenant of any Adjoining Premises

         14.5     Effect of waiver

                  Each of the Tenant's covenants will remain in force even if the Landlord has waived or temporarily released that covenant or waived or released a similar covenant in a lease of Adjoining Premises

         14.6     Rights and easements

                  14.6.1. The operation of the Law of Property Act 1925 section 62 is excluded from this letting and the only rights granted to the Tenant are those expressly set out in this Lease

                  14.6.2. The Tenant will not during the Term acquire or become entitled to any easement over any Adjoining Premises

                  14.6.3. Any easement exercised over any Adjoining Premises will be regarded as being exercised by virtue of a determinable license from the Landlord

         14.7     Extension of Term

                  If after the expiry of the Term there is a period of holding over extension or continuance (whether by agreement or operation of law): --

                  14.7.1. the provisions of this Lease (including for example clause 19) will apply to that period and the expression "Term" will be construed accordingly and

                  14.7.2. all obligations of a periodical nature will apply at the same intervals as those specified in this Lease

         14.8     Perpetuity period

                  The perpetuity period applicable to this Lease is eighty years beginning on the date of this Lease and whenever in this Lease either party is granted a future interest it must vest within that period and if it has not will be void for remoteness

         14.9     Compensation

                  Any statutory right of the Tenant to claim compensation from the Landlord on vacating the Property is excluded from this letting to the extent that the law allows

         14.10    Tenant's possessions

                  If after the Tenant has vacated the Property on the expiry of the Term any of the Tenant's possessions remain on the Property and the Tenant fails to remove them within seven days after being requested in writing by the Landlord to do so or if the Landlord is unable to make such a request to the Tenant within fourteen days from the first attempt:

                  14.10.1. the Landlord may as the agent of the Tenant sell the possessions and the Tenant indemnifies the Landlord against any liability incurred by it to any third party whose possessions have been sold by the Landlord in the mistaken belief (which will be presumed unless the contrary is proved) that the possessions belonged to the Tenant

                  14.10.2. if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord may keep the proceeds of sale unless the Tenant claims them within ninety days of vacating the Property

                  14.10.3. the Tenant will be responsible for and will indemnify the Landlord against any damage caused to the Property by the possessions and any Losses suffered by the Landlord as a result of the presence of the possessions on the Property after the Tenant has vacated the Property on the expiry of the Term

         14.11    Landlord's surveyor

                  Whenever this Lease provides for questions to be referred to or issues to be determined by the Landlord's surveyor:

                  14.11.1. the term "in the absence of agreement" means in the absence of agreement between the Landlord and the Tenant and does not require the agreement of the Guarantor to have been sought

                  14.11.2. in making his determination he will be acting as an expert and not as an arbitrator and the determination will be final and conclusive

                  14.11.3. his fees and disbursements for making this
                           determination will be paid as he directs as being fair and reasonable in the light of his determination having regard to the nature of the dispute and the views of the parties expressed to him prior to his determination

                  14.11.4. he must be an Associate or Fellow of the Royal
                           Institution of Chartered Surveyors

                  14.11.5. he must not be an employee of the Landlord or a
                           company within the Landlord's Group or a partner or employee of the managing agents


15.      NOTICES

         15.1 A notice under this Lease must be in writing and unless the receiving party or its authorized agent acknowledges receipt is valid if (and only if) it:

                  15.1.1. is given by hand sent by registered post or recorded delivery or sent by fax provided a confirmatory copy is on the same day given by hand or sent by registered post or recorded delivery and

                  15.1.2.  is served:

                  - where the receiving party is a company incorporated within Great Britain at its registered office or

                  - where the receiving party is the Tenant and the Tenant is not such a company at the Property or

                  - where the receiving party is the Landlord or the Guarantor and that party is not such a company at that party's address shown in this Lease or at any address specified in a notice given by that party to the other parties

         15.2 Unless it is returned through the Post Office undelivered a notice sent by registered post or recorded delivery is to be treated as served on the third working day after posting whenever and whether or not it is received

         15.3 A notice sent by fax is to be treated as served on the day upon which it is sent or the next working day where the fax is sent after 4 pm or on a day that is not a working day whenever and whether or not it or the confirmatory copy is received unless the confirmatory copy is returned through the Post Office undelivered

         15.4 The term "working day" means a day when the UK clearing banks are open for business in the City of London

         15.5 If the receiving party consists of more than one person a notice to one of them is notice to all

         15.6     In this clause "party" includes the Guarantor


16.      INTERPRETATION

         In this Lease:

         16.1 "Adjoining Premises" means any nearby property in which the Landlord (or where the Landlord is a company any company that is a member of the Landlord's Group) has or acquires during the Term a freehold or leasehold interest

         16.2 "Conducting Media" includes all drains channels sewers flues conduits ducts pipes wires cables watercourses gutters culverts soakaways and other similar transmission media and installations and all fixings louvres cowls covers and other ancillary apparatus and references to Conducting Media being "in" or "on" include Conducting Media in on under over or through

         16.3 "Landlord" includes the person from time to time entitled to possession of the Property when this Lease comes to an end

         16.4 "Landlord's Group" means a group of companies of which the Landlord is a member within the meaning of the 1954 Act section 42(1)

         16.5 "this Lease" includes (except where the contrary is indicated) any document supplemental or collateral to this document or entered into in accordance with this document

         16.6 "Losses" includes all liabilities incurred by the Landlord all damage and loss suffered by it and all damages awarded against it all claims demands actions and proceedings made or brought against it and all costs disbursements and expenses incurred by it

         16.7 "1954 Act" means Part II of the Landlord and Tenant Act 1954 (to which clause 16.15.1 applies)

         16.8     "1995 Act" means the Landlord and Tenant (Covenants) Act 1995

         16.9 "Other Buildings" means any building or other structure now erected on the Adjoining Premises or erected on the Adjoining Premises during the Term

         16.10    "Plan" means the plan or plans annexed to this Lease

         16.11 "Planning Acts" means Town and Country Planning Act 1990 Planning (Listed Buildings and Conservation Areas) Act 1990 Planning (Consequential Provisions) Act 1990 Planning (Hazardous Substances) Act 1990 Planning and Compensation Act 1991 and clause 16.15.1 applies

         16.12 "Plant" means all apparatus machinery and equipment installed by the Landlord in the Property including (for example) lifts lift shafts standby generators boilers items relating to mechanical ventilation heating and cooling and closed circuit television systems

         16.13 "Rent" means the Initial Rent or the rent agreed or determined under clause 4

         16.14 "Tenant" means the Original Tenant until the Original Tenant is released by the 1995 Act from the tenant's covenants contained in this Lease and thereafter

                  16.14.1. the person from time to time is whom the tenant's interest under this Lease is vested and

                  16.14.2. any person in whom the tenant's interest under this
                           Lease has been vested and who has not been released by the 1994 Act

         16.15 "VAT" means value added tax and any tax of a similar nature substituted for it or in addition to it

         16.16    references:

                  16.16.1. to a particular statute or part of it ("statutory reference") include (except where the contrary is indicated) any relevant derivative legislation and refer to that statutory reference as it may have been extended modified amended or re-enacted by the date upon which its construction is relevant for the purposes of this Lease and not as originally enacted or as at the date of this Lease

                  16.16.2. generally to "statute" or "statutes" include
                           derivative legislation and any regulation or other legislation of the European Community that is directly applicable in the United Kingdom and include existing statutes and those that come into effect during the Term

                  16.16.3. to "parties" or "party" mean the Landlord and the
                           Tenant or either of them but in the absence of a specific provision to the contrary do not include the Guarantor

                  16.16.4. to the expiry of the Term or to the last year of the
                           Term are (subject to clause 14.7) to the end of the Term and the last year of the Term however the Term comes to an end whether by effluxion of time or in any other way including (for example) determination by forfeiture

                  16.16.5. to the base lending rate are to the base lending rate of Barclays Bank plc or if that rate has been abolished to the equivalent rate that has replaced it or if none to the rate of interest most comparable with the base lending rate determined in the absence of agreement between the parties by the Landlord's surveyor

         16.17 any consent of the Landlord must be in writing and signed by or on its behalf if it is to be effective under this Lease

         16.18 where the consent of the Landlord is required it may be given subject to any necessary further consent being obtained from a superior landlord and nothing in this Lease implies that this further consent may not be unreasonably withheld

         16.19 whenever the Landlord [or] the Tenant [or the Guarantor] consists of more than one person any obligation of or to that party is of or to those persons separately all together or in any combination

         16.20    words importing one gender include all genders

         16.21 any covenant by the Tenant not to do any act or thing includes an obligation not to allow that act or thing to be done

         16.22 the headings are for locating references in the text and are not to be taken into account in interpretation

         WE CERTIFY that there is no Agreement for Lease to which this Lease gives effect



                                   SCHEDULE 1


                            DATED ______________, 199

                                       and

       ------------------------------------------------------------------

                         AUTHORIZED GUARANTEE AGREEMENT
             Unit R17 Raleigh Court Priestly Way Crawley West Sussex

       ------------------------------------------------------------------


                            Lucas & Co 48 Heath Road
                                Twickenham Wl 4BY
                               Tel: 0181 892 8045
                               Fax: 0181 892 5777

                         AUTHORIZED GUARANTEE AGREEMENT


DATE:  The        day of           1997

PARTIES:

(1)      ("Landlord")

and

(2)      ("Tenant")


1.       DEFINITIONS AND RECITALS

         1.1 This Deed is supplemental to a lease [an underlease] ("the Lease") dated the [**] and made between (1) [the Landlord] and
                  (2) [the Tenant] by which the property known as [**] ("the Property") was demised for a term of[**] years from [and including] the [**] (" the Term") subject to the payment of the rent[s] reserved by and the performance of the provisions of the Lease

         1.2 The reversion immediately expectant on the determination of the Term [remains or is now] vested in the Landlord and the unexpired residue of the Term [remains or is now] vested in the Tenant

         1.3 The Lease contains provisions prohibiting the Tenant from assigning the Property without the consent of the Landlord such consent not to be unreasonably withheld in certain circumstances and further provides that any consent will be subject to a -condition that the Tenant enters into an authorized guarantee agreement as defined in the Landlord and Tenant (Covenants) Act 1995 ("the 1995 Act")

         1.4 The Landlord has agreed (at the request of the Tenant) to grant a license to the Tenant to assign its estate and interest in the property to of [**] ("Assignee") subject to the Tenant and the Assignee entering into a formal license in the form required by the Landlord and the Tenant entering into this Authorized Guarantee Agreement

         1.5 All terms defined in the Lease have the same meanings when used in this deed except where the contrary appears


2.       AUTHORIZED GUARANTEE AGREEMENT

         2.1 This Deed is an authorized guarantee agreement as defined in the 1995 Act, section 16

         2.2      Nothing in this Deed imposes on the Tenant:

                  - any requirement to guarantee the performance under the Lease of any person other than the Assignee or

                  - any liability restriction or other requirement (of whatever nature) in relation to any time after the Assignee is released by the Act from its obligations under the Lease


3.       TENANT'S COVENANTS

         The Tenant covenants with the Landlord and (without the need for any express assignment) with all of its successors in title:

         3.1 if the Assignee does not pay the Rent or any other sum due under the Lease on the date on which it is due to pay to the Landlord on demand the Rent or other sum

         3.2 if the Assignee is in breach of any provision of the Lease to remedy that breach on demand and to indemnify and keep indemnified the Landlord against all Losses suffered by the Landlord as a result (directly or indirectly) of that breach

         3.3 in addition to the obligations set out in clauses 3.1 and 3.2 and if the Lease is disclaimed by the Assignee's trustee in bankruptcy or liquidator:

                  3.3.1. to pay to the Landlord on demand an amount equal to the Rent and other sums of a recurring nature that would have been payable under the Lease for the period beginning on the date of disclaimer and ending on the earliest of:

                  -        the date upon which the Property is re-let

                  -        the expiry of the Term

                  - the expiry of the period of [one year] beginning on the date of the disclaimer or

                  3.3.2. if requested by the Landlord within ninety days of disclaimer to take from the Landlord a lease of the Property from the date of disclaimer for the residue of the Term at the Rent payable at the time of disclaimer or (where a rent review is pending at the time of disclaimer at the Rent that is subsequently agreed or determined under clause 4 of the Lease to have been payable at the time of disclaimer) and upon the same terms as those contained in the Lease with all provisions of a periodical nature (including for example those relating to review of the Rent) expressed to apply on the actual dates that would have applied if the Lease had not been disclaimed and


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
                  3.3.3. to pay the costs of the Landlord incurred in relation to the disclaimer and where appropriate the grant of the lease to the Tenant


4.       APPLICATION OF TENANT'S COVENANTS

         4.1 the Landlord grants any time or indulgence to the Assignee or fails to enforce payment of the Rent or any other sum or the performance of the terms of the Lease

         4.2 the Landlord refuses to accept the Rent tendered when the Landlord was entitled (or would after the service of a notice under the Law of Property Act 1925, section 146 be entitled) to re-enter the Property

         4.3 the terms of the Lease are varied except where the variation is a relevant variation as defined in the 1995 Act, section 18(4)

         4.4 a revised Rent has been agreed or determined under clause 4 of the Lease [including any stepped rent phased rent or other rental formula that may be agreed]

         4.5 the Assignee surrenders part of the Demised Premises and where this happens the liability of the Tenant under the Lease continues for the part of the Demised Premises not surrendered after making any necessary apportionments under the Law of Property Act 1925, section 140

         4.6      the Tenant would have been released by any other event


5.       DURATION OF THE TENANT'S COVENANT

         5.1 [The obligations of the Tenant set out in clause 3 above apply for the period beginning on the date upon which the Property is assigned to the Assignee and ending on the date upon which the Assignee is released by the Act from its obligations under the Lease]

         5.2 [The Landlord covenants with the Tenant that it will notify the Tenant in writing within [**] days of the Assignee being released by the 1995 Act from its obligations under the Lease]


6.       [RECOVERY OF PAYMENTS

         6.1 The Landlord covenants that before attempting to recover any such payment as is described in clause 6.2 from the Tenant it will serve on the Tenant a notice as if that payment was a fixed charge under the 1995 Act



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
         6.2 The payment referred to in clause 6.1 is any amount payable in respect of any breach of covenant by the Assignee which:

                  6.2.1. has been finally determined by a court or in binding arbitration; or

                  6.2.2. has been agreed between the Landlord and the Assignee]

         6.3      The notice in respect of the payments referred to in clause
                  6.2 shall be in the form prescribed by section 27 of the 1995 Act with such variations as may be appropriate to the circumstances

         6.4 The Tenant shall not be liable for any of the payments referred to in clause 6.2 unless within the period of six months of the payment being determined or agreed the Landlord serves on the Tenant a notice under this clause]

         SIGNED as a deed but not delivered until the date of this Agreement by



SIGNED as a deed but not      )
delivered until the date of   )
this Agreement by             )
                              )
acting by                     )
[___________________]         )


SIGNED as a deed but not      )
delivered until the date of   )
this Agreement by             )
                              )
acting by                     )
[___________________]         )


                                      S-4